Exhibit 10.1

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) made as of the [ ] day of [ ], by and among Selina Holding Company, UK Societas (the “Company”), and the Company’s Holders who have executed a signature page or Joinder Agreement (as defined below) to this Agreement (the “Shareholders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

WITNESSETH:

WHEREAS, on December 2, 2021, BOA Acquisition Corp., a Delaware corporation (“BOA”), the Company, and Samba Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into BOA, with BOA as the surviving company in the merger and, as a result of such merger, among other things, all of the issued and outstanding capital stock of BOA at the Effective Time shall be automatically converted into the right to receive Shares, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, this Agreement is being executed concurrently with, and will become effective upon, the Closing (as defined below); and

WHEREAS, the Shareholders and the Company desire to set forth certain matters regarding the ownership of the shares of the Company as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.            Affirmative Covenants.

1.1            Confidentiality. Each Shareholder agrees that any information obtained pursuant to this Agreement (including any information about any proposed registration or offering pursuant to Section 2 or Section 3) will not be disclosed or used for any purpose other than the exercise of rights under this Agreement without the prior written consent of the Company; provided, that each Shareholder may disclose any such information on a confidential basis to its directors, officers, employees and representatives.

2.             Registration. The following provisions govern the registration of the Company’s securities:

2.1            Definitions. As used herein, the following terms have the following meanings:

2.1.1       “BOA Class A Shares” means the number of shares of BOA Class A Common Stock outstanding after giving effect to the BOA Stockholder Redemption and the BOA Class B Conversion.

2.1.2        “BOA Warrants” means the BOA Public Warrants held following the Unit Separation.

2.1.3        “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

2.1.4        “Closing” means the closing of the Business Combination.

2.1.5        “Closing Date” means the date of the Closing.

2.1.6        “Company Executives” means members of the Company Board and any other Company executive officers at Closing.

2.1.7        “Company Executive Lock-up Period” shall mean, with respect to the Company Executive Shares (x) the earlier of (a) one (1) year from the Closing and (b) when the closing price of the Shares is equal to or greater than $12.00 for any twenty (20) trading days within a thirty (30) trading day period (provided that if such condition is satisfied during the first six (6) months from the Closing Date, such restriction on transfer will not lapse until the six (6) month anniversary of the Closing), or (y) in any case, if, after the date hereof, the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property.

2.1.8        “Company Executive Shares” means the Shares held by the Company Executives immediately following the Closing Date.

2.1.9        “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

2.1.10      “Form F-3” means Form F-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the date thereof or, if the Company is at any time not a foreign private issuer, Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

2.1.11      “Holder” means any Shareholder that is party to this Agreement and holds outstanding Registrable Securities.

2.1.12      “Holder Lock-up Period” shall mean the Major Holder Lock-up Period or the Minor Holder Lock-up Period, as the case may be.

2.1.13      “Holder Lock-up Shares” shall mean with respect to the Holders (other than the Company Executives and the Sponsor) and their respective Permitted Transferees, the Shares held by such Holders prior to the Closing (excluding, for the avoidance of doubt, any Shares purchased in a private placement in connection with the Business Combination or acquired in the public market following the Closing) and any Shares issuable upon conversion or exercise of warrants, options or any other instrument held by the Holders as of immediately prior to the Closing.

2.1.14     “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

2.1.15     “Initiating Holders” means (a) the Major Shareholder Initiating Holders or (b) Sponsor.

2.1.16     “Joinder Agreement” means a joinder agreement, in substantially the form attached hereto as Exhibit A.

2.1.17      “Major Shareholder” means any Holder that (a) is listed on 0 attached hereto or (b) holds at least five percent (5%) of the Company’s issued and outstanding share capital.

2.1.18     “Major Shareholder Initiating Holders” means Major Shareholders holding more than ten percent (10%) of the then-outstanding Registrable Securities.

2.1.19      “Major Holder Lock-up Period” shall mean, in respect of those Holders and their permitted transferees (but excluding the Sponsor and the Executives) who hold at Closing at least five percent (5%) of the Shares: (x) the earlier of (a) one (1) year from the Closing and (b) when the closing price of the Shares is equal to or greater than $12.00 for any twenty (20) trading days within a thirty (30) trading day period (provided that if such condition is satisfied during the first six (6) months from the Closing Date, such restriction on transfer will not lapse until the six (6) month anniversary of the Closing), or (y) in any case, if, after the date hereof, the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property; provided that in the sole discretion of the majority of the independent members of the Board, the Majority Holder Lock-Up Period may end earlier than as provided herein upon written notice to the Major Shareholders.

2.1.20      “Minor Holder Lock-up Period” shall mean, in respect of those Holders and their permitted transferees (but excluding the Sponsor and the Executives) who hold at Closing one percent (1%) or more but less than five percent (5%) of the Shares: (x) 180 days from the Closing or (y) if earlier, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property; provided that in the sole discretion of the majority of the independent members of the Board, the Minor Holder Lock-Up Period may end earlier than as provided herein upon written notice to Holders.

2.1.21      “Register”, “registered” and “registration” refer to a registration effected by filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such Registration Statement, or the equivalent actions under the laws of another jurisdiction.

2.1.22      “Registrable Securities” means (i) the Sponsor Shares; (ii) the Sponsor Warrants; (iii) the Shares owned by any Holder party hereto, including any Shares issuable upon the exercise of Continuing Options, and (iv) any other equity security of the Company issued or issuable with respect to any such Shares by way of a stock dividend or stock split or in connection with a combination of stock, acquisition, recapitalization, consolidation, reorganization, stock exchange, stock reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided, further, that Shares shall cease to be Registrable Securities on the later to occur of (x) as to any Holder that holds more than five percent 5% of then outstanding Shares, two (2) years after the date of the Business Combination and (y) when they are freely saleable without registration by the holder thereof pursuant to Rule 144 (without the need for any manner of sale requirement or volume limitation and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable)) or sold pursuant to Rule 144 or a Registration Statement.

2.1.23      “Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

2.1.24      “SEC” means the Securities and Exchange Commission.

2.1.25      “Securities Act” means the Securities Act of 1933, as amended.

2.1.26      “Shares” means, following the Closing Date, the Company Ordinary Shares.

2.1.27      “Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect)

2.1.28      “Sponsor” shall mean Bet on America LLC, a Delaware Limited Liability Company.

2.1.29      “Sponsor Lock-up Period” shall mean, with respect to the Sponsor Shares and Sponsor Warrants held by the Sponsor, the earlier of (a) one (1) year from the Closing and (b) when the closing price of the Shares is equal to or greater than $12.00 for any twenty (20) trading days within a thirty (30)-trading day period (provided that if such condition is satisfied during the first six months from the Closing Date, such restriction on transfer will not lapse until the six-month anniversary of the Closing), or (y) in any case, if, after the date hereof, the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property; provided that in the sole discretion of the majority of the independent members of the Board, the Sponsor Lock-Up Period may end earlier than as provided herein upon written notice to the Sponsor.

2.1.30     “Sponsor Shares” means Shares issued to the Sponsor on account of the BOA Class A Shares and the exercise by the Company of the BOA Warrants at the Closing.

2.1.31      “Sponsor Warrants” means the private placement warrants held by the Sponsor at the Effective Time and subject to vesting upon the satisfaction of certain agreed post-Closing milestones.

2.1.32     “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

2.1.33      “Transfer” shall mean, directly or indirectly, the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (x) public announcement of any intention to effect any transaction specified in clause (x) or (y).

2.2            Piggy-back Registration. If the Company at any time beginning upon (but excluding) the Closing Date proposes to register any of its Shares (other than (w) a shelf registration to register Shares issued to investors in a private placement in connection with the BOA Acquisition Proposal, (x) a demand registration under Section 2.2, Section 2.5 or Section 2.5 of this Agreement, (y) in connection with a registration on Form S-8 or (z) pursuant to Form F-4 or S-4 in connection with a business combination or exchange offer or pursuant to exercise or conversion of outstanding securities) or to undertake an underwritten public offering of its securities pursuant to an effective Registration Statement (a “Shelf Takedown”) it shall give written notice to all Holders of such intention not less than ten (10) days before the anticipated filing date of the applicable Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to all of the Holders the opportunity to register the sale of such number of Registrable Securities of the same type as are included in the Registration Statement as such Holders may request in writing. Upon the written request of any Holder given within seven (7) days after receipt of any such notice, the Company shall include in such registration or Shelf Takedown all of the Registrable Securities indicated in such request, so as to permit the disposition of the shares so registered; provided that no Holder who is subject to a lockup with respect to such Holder’s Registrable Securities shall have any right to have such Registrable Securities participate in such registration or offering except to the extent such lockup has expired or been waived. The Company shall, in good faith, cause such Registrable Securities to be included in such registration or offering and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter(s) of such registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then shares will be included in such registration or Shelf Takedown up to such limitation in the following order or priority: (i) first, all Shares that were being registered by the Company or pursuant to the exercise of demand rights by holders not party to this Agreement, (ii) second, all Registrable Securities held by the Holders must be included in such registration (pro rata to the respective number of Registrable Securities held by the Holders) and (iii) third, any other shares of the Company to be offered by any other holders will be included in such registration. The piggyback rights of the Holders under this Section may be exercised an unlimited number of times. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement.

2.3            Demand Registration. At any time following the Closing and expiration or waiver of any lockup applicable to such Holders party hereto, the Initiating Holders may request in writing that all or part of the Registrable Securities held by them shall be registered under the Securities Act (a “Demand Registration”). Within ten (10) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Securities held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice; provided that no Holder who is subject to a lockup with respect to such Holder’s Registrable Securities shall have any right to have such Registrable Securities participate in such registration or offering except to the extent such lockup has expired or been waived. Thereupon, the Company shall effect the registration of all Registrable Securities as to which it has received requests for registration as soon as practicable; provided that (i) the Company shall not be required to effect any registration under this Section 2.2 (x) within a period of ninety (90) days following the effective date of a previous registration and (y) with respect to Registrable Securities with a total offering price not reasonably expected to exceed, in the aggregate, $50 million, and (ii) this provision shall not apply if a shelf registration on Form F-3 has been filed pursuant to Section 2.5 and is effective and available for use. The Company shall not be required to effect more than (A) two (2) registration under this Section 2.3 requested by the Sponsor and (B) three (3) registrations under this Section 2.2 requested by the Major Shareholder Initiating Holders. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company Board it would be seriously detrimental to the Company or its shareholders for a registration under this Section 2.2 to be effected at such time, the Company shall have the right to defer such registration for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders under this Section 2.2, provided that the Company shall not utilize this right more than once in any twelve (12) month period. The Initiating Holders may elect to withdraw from any offering pursuant to this Section 2.3 by giving written notice to the Company and the underwriter(s) of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Initiating Holders withdraw from a proposed offering relating to a Demand Registration then either the Initiating Holders shall reimburse the Company for the costs associated with the withdrawn Demand Registration (in which case such registration shall not count as a Demand Registration provided for in this Section 2.3) or such withdrawn registration shall count as a Demand Registration provided for in this Section 2.3.

Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the amount of Registrable Securities proposed to be registered shall be reduced pro rata to the respective number of Registrable Securities held by the Holders; provided that in any event all Registrable Securities held by the Initiating Holders and any other Holders that elect to participate in any such registration must be included in such registration (pro rata based on the total amount of Registrable Securities held by each such Initiating Holder or other Holder, as applicable) prior to any other shares of the Company, including shares held by persons other than Holders. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 2.2 unless permitted to do so by the written consent of the Initiating Holders.

2.4            F-1 Registration Statement. If the SEC publicly announces or informs the Company that Rule 144(i) applies to the Company or the Company determines that it is reasonably likely that Rule 144(i) applies to the Company, the following provision shall apply. The Company shall, as soon as practicable after such notice from the SEC or such determination that Rule 144(i) is reasonably likely to apply to the Company, but in any event within thirty (30) days thereafter, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by any Holder from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) on the terms and conditions specified in this Section 2.4 and shall use its reasonable commercial efforts to cause such Registration Statement to be declared effective as expeditiously as possible after the filing thereof. The Registration Statement filed with the SEC pursuant to this Section 2.4 shall be on Form F-1, with respect to such Registrable Securities (the “Shelf”), and shall contain a prospectus in such form as to permit (subject to the Lock-up) the Holders to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), or such other means of distribution of Registrable Securities as the Holders may reasonably specify, at any time beginning on the effective date for such Registration Statement; provided that the Company shall not be obligated to effect any such registration, qualification, compliance or offering, pursuant to this Section 2.4, if (i) the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company Board it would be seriously detrimental to the Company or its shareholders for such Form F-1 registration statement or any Shelf Takedown pursuant thereto to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-1 registration statement for a period of not more than ninety (90) days; provided that the Company shall not utilize this right more than once in any twelve (12) month period or (ii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such registration statement. The Company shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3. A Registration Statement filed pursuant to this Section 2.4 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, any Holder. Subject to the second succeeding sentence, as soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.4, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. The Holders may use such Form F-1 to dispose of their Registrable Securities on a non-underwritten basis, and may utilize such Form F-1 on an underwritten basis if requested by Initiating Holders (with any such request being deemed to be a demand pursuant to Section 2.2 and subject to the limits and rules set forth therein, mutatis mutandis). If requested by any Holder, the Company shall promptly file with the SEC such post-effective amendments or supplements to any such Form F-1 as may be necessary to name such Holder therein as a selling shareholder and otherwise permit such Holder to sell Registrable Securities thereunder. References to Form F-1 herein (or any “long-form” successor thereto) shall include references to Form S-1 (or any “long-form” successor thereto) if the Company ceases to be eligible to use Form F-1.

2.5            Form F-3 Registration. In the event that the Company shall receive from any Major Shareholder or the Sponsor a written request or requests that the Company effect a shelf registration on Form F-3 with respect to Registrable Securities (if no Form F-3 is then on file and available for use by the Holders), the Company will within ten (10) days after receipt of any such request give written notice of the proposed registration to all other Holders, and include in such registration all Registrable Securities held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice; provided that no Holder who is subject to a lockup with respect to such Holder’s Registrable Securities shall have any right to have such Registrable Securities participate in such registration or offering except to the extent such lockup has expired or been waived. Thereupon, the Company shall effect such registration and all such qualifications and compliances as may be reasonably so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Major Shareholder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within seven (7) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification, compliance or offering, pursuant to this Section 2.5, (i) if Form F-3 is not available for such registration or offering; (ii) if the Company shall furnish to the requesting Major Shareholder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company Board it would be seriously detrimental to the Company or its shareholders for such Form F-3 registration statement or Shelf Takedown pursuant thereto to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement or Shelf Takedown for a period of not more than ninety (90) days after receipt of the request of the Major Shareholder under this Section 2.5; provided that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith. The Holders may use such Form F-3 to dispose of their Registrable Securities on a non-underwritten basis, and may utilize such Form F-3 on an underwritten basis if requested by Initiating Holders (with any such request being deemed to be a demand pursuant to Section 2.2 and subject to the limits and rules set forth therein, mutatis mutandis). If requested by any Holder or Major Shareholder, the Company shall promptly file with the SEC such post-effective amendments or supplements to any such Form F-3 as may be necessary to name such Holder or Major Shareholder therein as a selling shareholder and otherwise permit such Holder or Major Shareholder to sell Registrable Securities thereunder. References to Form F-3 herein (or any “short-form” successor thereto) shall include references to Form S-3 (or any “short-form” successor thereto) if the Company ceases to be eligible to use Form F-3.

2.6            Designation of Underwriter. In the case of any registration effected pursuant to Section 2.2, the Company shall have the right to designate the managing underwriters in any underwritten offering, subject to the prior written approval of the Major Shareholders that hold a majority of the Registrable Securities held by the Initiating Holders, in each case, which shall not be unreasonably withheld, conditioned or delayed. In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

2.7            Expenses. All expenses, including the reasonable fees and expenses of one counsel for the Initiating Holders in connection with any registration under Section 2.2, Section 2.2, Section 2.5 or Section 2.5 and one counsel for the Sponsor in connection with any registration under Section 3 shall be borne by the Company; provided that each of the Holders participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter.

2.8            Indemnities. In the event of any registered offering of Registrable Securities pursuant to this Section 2 or Section 3:

2.8.1        The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder, any underwriter of such Holder, each person, if any, who controls the Holder or such underwriter and each of the foregoing person’s respective officers, directors, employees, partners, members, attorneys, advisors, agents or other representatives (a “Holder Indemnified Party”), from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which any such Holder Indemnified Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading and the Company will reimburse such Holder Indemnified Party promptly upon demand, for any reasonable documented, out-of-pocket legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding or (iii) any violation of alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided that the Company will not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder Indemnified Party claiming for indemnification in writing specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection 2.8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Party and regardless of any sale in connection with such offering by the Holder Indemnified Party. Such indemnity shall survive the transfer of securities by a selling shareholder.

2.8.2        Each Holder participating in a registration hereunder will furnish to the Company in writing any information regarding such Holder and his or her intended method of distribution of Registrable Securities as the Company may reasonably request and will indemnify and hold harmless the Company, any underwriter for the Company, any other person participating in the distribution, each person, if any, who controls the Company, such underwriter or such other person and each of the foregoing person’s respective officers, directors, employees, partners, members, attorneys, advisors, agents or other representatives (a “Company Indemnified Party”) from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which any such Company Indemnified Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, but, in each case, only to the extent of such information relating to such Holder and provided in writing by such Holder, and each such Holder will reimburse such Company Indemnified Party promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement shall be individual and several by each Holder. The indemnity agreement contained in this subsection 2.8.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.8.3        Promptly after receipt by an indemnified party pursuant to the provisions of Sections 2.8.1 or 2.8.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 2.8.1 or 2.8.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 2.8.1 or 2.8.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement if such settlement or judgment requires an admission of fault or culpability on the part of the indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.8.4        If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.8.5        Notwithstanding anything to the contrary hereunder, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.8 from any person or entity who was not guilty of such fraudulent misrepresentation.

2.9           Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

2.9.1        prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable commercial efforts to cause such Registration Statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to twelve (12) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed, and, in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such twelve (12) month period shall be extended for up to three (3) years, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold.

2.9.2        subject to the suspension rights set forth in Section 2.2 and 2.5, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

2.9.3        use commercially reasonable efforts to furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements to such a prospectus, without charge to the holders of Registrable Securities included in such registration and in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

2.9.4         in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.9.5         notify each holder of Registrable Securities covered by such Registration Statement as promptly as reasonably practicable, but in any event within three (3) Business Days, of: (i) such Registration Statement becoming effective; (ii) such time as any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order; and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

2.9.6        cause all Registrable Securities registered pursuant to this Section 2 to be listed on each securities exchange on which Shares are then listed.

2.9.7        provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.9.8         furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2 at such Holder’s expense, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2.2 or Section 2.2, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.9.9        in the case of an underwritten offering involving gross proceeds in excess of $50 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the underwriter.

2.9.10      the Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

2.10         Obligations of the Holders. Without limiting the foregoing, no Holder may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company (in the case of a piggyback offering) or the Initiating Holders (in the case of a demand registration offering) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

2.11         Assignment of Registration Rights. Other than as set forth in Section 2.12 or Section 4, any of the Major Shareholders may assign and/or transfer its rights, wholly or partially, to cause the Company to register Shares pursuant to this Section 2 to a transferee of all or any part of its Registrable Securities. In addition, any Holder may transfer and/or assign his right, wholly or partially, to transferees of Shares that are Registrable Securities of the Company. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee shall execute a Joinder Agreement as required by Section 5.4 below.

2.12         Market Stand-off. All Holders participating in an underwritten offering of Registrable Securities pursuant to this Agreement agree that any Registrable Securities owned by them may be subject to a customary “lock-up” restricting sales, pledges or other dispositions for up to ninety (90) days from the date of the final prospectus used in connection with any underwritten offering pursuant to Section 2 above by the Company in which the Company complied with Section 2.2, and each such Holder hereby makes, constitutes and appoints the Company and each of its officers, acting alone, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to enter into and execute customary “lock-up” agreements with respect to all Shares or securities convertible into, or exercisable for, Shares (with such officers being empowered to determine the customary nature of such lockup), as applicable, (held immediately prior to the launch of such offering) and such Holder shall thereby be required to abide by such “lock-up” period of up to ninety (90) days as is required by the managing underwriter(s) in such registration; provided that such obligation shall only apply where all officers and directors are similarly bound. The foregoing provisions of this Section 2.1.12 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in connection with such offering or any shares of the Company acquired in such offering or acquired in open market transactions after such offering.

2.13         Public Information. The Company shall make publicly available such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to Rule 144 to the extent such rule is available to Holders at such time. Without limiting the foregoing, in order to enable the Shareholders to sell the Shares under Rule 144, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

2.14         Form F-3 Eligibility. The Company shall, after becoming eligible to use Form F-3, use its reasonable best efforts to remain so eligible (it being understood that the Company will not be required to issue additional capital stock to maintain a minimum public float).

2.15         Removal of Legends. Upon Rule 144 becoming available for the resale of any Registrable Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and expiration of any lock-up agreement applicable to such Shares, the Company shall promptly cause Company counsel to issue to a transfer agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. At such time, the Company will no later than five (5) trading days (such fifth (5th) trading day, the “Legend Removal Date”) deliver or cause to be delivered to such Shareholder a certificate representing such Shares that is free from all restrictive and other legends. Certificates for Shares subject to legend removal hereunder may be transmitted by a transfer agent to the Shareholders by crediting the account of the Shareholder’s prime broker with Depository Trust Company as directed by such Shareholder.

2.15.1      Irrevocable Transfer Agent Instructions. Following completion of the BOA Acquisition Proposal, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in substantially the form of Exhibit B attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this subsection 2.15.1 (or instructions that are consistent therewith) and instructions related to the lock-up agreement contained herein will be given by the Company to its transfer agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this subsection 2.15.1 will cause irreparable harm to a Shareholder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this subsection 2.15.1 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this subsection 2.15.1, that a Shareholder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

2.15.2      Acknowledgement. Each Shareholder hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Both the Company and its transfer agent, and their respective directors, officers, employees and agents, may rely on this subsection 2.15.2 and each Shareholder hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this subsection 2.15.2.

3.             Sponsor Registration Statement

3.1           With respect to the Sponsor Shares and the Sponsor Warrants (jointly, the “Sponsor Securities”), the following provisions shall apply instead of Section 2.2, Section 2.3, Section 2.4 and Section 2.5. The Company agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Sponsor Securities (the “Sponsor Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Sponsor Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the SEC notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the tenth (10th) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Sponsor Securities in the Sponsor Registration Statement are contingent upon the Sponsor furnishing in writing to the Company such information regarding the Sponsor, the securities of the Company held by the Sponsor and the intended method of disposition of the Sponsor Securities as shall be reasonably requested by the Company to effect the registration of the Sponsor Securities, and the Sponsor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. For purposes of clarification, any failure by the Company to file the Sponsor Registration Statement by the Filing Deadline or to effect such Sponsor Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Sponsor Registration Statement as set forth above in this Section 3.

3.2            The Company shall, upon reasonable request, inform the Sponsor as to the status of the registration effected by the Company pursuant to this Section 3. At its expense the Company shall:

3.2.1 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Sponsor Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Sponsor, and to keep the applicable Sponsor Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Sponsor ceases to hold any Sponsor Securities, and (ii) the date all Sponsor Securities held by the Sponsor may be sold without restriction under Rule 144 and 145, including any volume and manner of sale restrictions under Rule 144 and 145 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

3.2.2               advise the Sponsor as expeditiously as possible, but in any event within five (5) Business Days:

(a)	when the Sponsor Registration Statement or any post-effective amendment thereto has become effective;

(b)	of the issuance by the SEC of any stop order suspending the effectiveness of the Sponsor Registration Statement or the initiation of any proceedings for such purpose; and

(c)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Sponsor Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

3.2.3            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Sponsor Registration Statement as soon as reasonably practicable;

3.2.4            upon the occurrence of any event that requires the making of any changes in the Sponsor Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Sponsor Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Sponsor Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Sponsor Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

3.2.5            Notwithstanding anything to the contrary in this Agreement, the Company shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales of the Sponsor Securities under the Sponsor Registration Statement in an underwritten offering.

3.3            Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Sponsor Registration Statement, and from time to time to require the Sponsor not to sell under the Sponsor Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company Board reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Company in the Sponsor Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Sponsor Registration Statement would be expected, in the reasonable determination of the Company Board, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Sponsor Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Sponsor Registration Statement on more than two occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Sponsor Registration Statement is effective or if as a result of a Suspension Event the Sponsor Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Sponsor agrees that (i) it will immediately discontinue offers and sales of the Sponsor Securities under the Sponsor Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Sponsor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Sponsor will deliver to the Company or, in the Sponsor’s sole discretion destroy, all copies of the prospectus covering the Sponsor Securities in the Sponsor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Sponsor Securities shall not apply (i) to the extent the Sponsor is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.              Lock-Up.

4.1            Lock-up. Subject to Section 4.2, (i) all Holders agree that they shall not Transfer any Holder Lock-up Shares or any instruments exercisable or exchangeable for, or convertible into, Holder Lock-up Shares (including without limitation the Continuing Options) until the end of the applicable Holder Lock-up Period; (ii) the Sponsor agrees that it shall not Transfer any Sponsor Shares or Sponsor Warrants, or any instruments exercisable or exchangeable for, or convertible into, Holder Lock-up Shares until the end of the Sponsor Lock-up Period (save pursuant to the terms of any letter agreement between the Sponsor, the Company and BOA); and (iii) the Company Executives agree that they shall not Transfer any Company Executive Shares or any instruments exercisable or exchangeable for, or convertible into, Company Executive Shares until the end of the Company Executive Lock-up Period (collectively, the “Lock-up”).

4.2            Permitted Transfers.

4.2.1.            Notwithstanding the provisions set forth in Section 4.1, each Holder, the Sponsor, each Company Executive and each of their Permitted Transferees may Transfer the Holder Lock-up Shares, the Sponsor Shares or the Company Executive Shares, as applicable, during the Holder Lock-up Period, the Sponsor Lock-up Period or the Company Executive Lock-up Period, as applicable, (a) if such Holder or Company Executive is an individual, (i) to an immediate family member, a charitable organization or a trust or other entity formed for estate planning purposes for the benefit of an immediate family member, (ii) by will, testamentary document, intestacy or by virtue of laws of descent and distribution upon the death of such Holder or Company Executive, or (iii) pursuant to a qualified domestic relations order or in connection with a divorce settlement or any related court order, (b) if such Holder is a corporation, limited liability company, partnership, trust or other entity, or in the case of the Sponsor, (i) to any shareholder, member, partner or trust beneficiary as part of a distribution, or (ii) to any corporation, partnership or other entity that is an affiliate (as defined in Rule 405 of the Securities Act of 1933, as amended) of such Holder or Sponsor, as the case may be, (c) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction that results in a change in control of the Company or results in the directors of the Company as of immediately prior to such transaction ceasing to comprise a majority of the Board of Directors; provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Shares subject to the Lock-up shall remain subject to the Lock-up, (d) if such Shares were acquired by such Holder, the Sponsor or Company Executive in open market transactions following the date hereof, (f) to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase Shares held by such Holder or Company Executive in satisfaction of any tax withholding or exercise price obligations through cashless surrender or otherwise; provided that any Shares issued upon exercise of such option or other rights shall remain subject to the terms of this Agreement;; provided, however, that, in the case of clauses (a) and (b), such transferees shall execute a Joinder Agreement; and provided further with respect to clauses (a) and (b), that any such transfer shall not involve a disposition for value.

4.2.2            Notwithstanding anything to the contrary herein, the Sponsor and the Company Executives may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) after the date of this Agreement relating to the sale of any Sponsor Shares or Sponsor Warrants, or Company Executive Shares, as applicable, provided that the securities subject to such plan may not be transferred until after the expiration of the Sponsor Lock-up Period or Company Executive Lock-up Period, as applicable; provided further, that no filing by the undersigned, the Company or any other person under the Exchange Act or other public announcement in connection with the establishment or existence of such plan shall be required or shall be made voluntarily prior to the expiration of such Sponsor Shares, or Company Executive Shares, as applicable.

5.              Director nomination rights.

5.1.1         Each Party shall take all such action within its power as may be necessary or appropriate, and each of the Sponsor and each Major Shareholder listed on Schedule 1 attached hereto agrees to vote, or cause to be voted, all of their respective Shares at any meeting (or written consent) of the shareholders of the Company with respect to the election of directors, such that effective immediately after the Effective Time, the Company Board consists of seven (7) directors consistent with the Business Combination Agreement, the members of which shall be nominated and appointed in accordance with Clauses 5.1.2 to 5.1.7 (inclusive).

5.1.2         The individuals occupying the roles of chief executive officer and chief growth officer (the “Executives”) shall each be entitled to sit on the Company Board immediately after the Effective Time, and may not be replaced with any individual without the prior written consent of the Company and the Sponsor. Neither the Company nor the Sponsor shall unreasonably withhold, condition or delay its consent to the replacement of an Executive referred to in this clause with any individual that is hired by the Company by way of replacement as a result of the death, disability or termination of employment for cause by the Company of an Executive.

5.1.3         Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Sponsor shall, have the right to designate two (2)individuals to serve on the Company Board immediately after the Effective Time, in each case, on the terms of the Business Combination Agreement and the Transaction Support Agreements.

5.1.4         Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, certain of the Major Shareholder listed on Schedule 1 attached hereto] shall, have the right to designate five (5) individuals to serve on the Company Board immediately after the Effective Time (including the Executives), in each case, on the terms of the Business Combination Agreement and the Transaction Support Agreements.

5.1.5         Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the members of the Company Board shall by majority votedesignate at least one (1) individual to serve on the Company Board as an independent director immediately after the Effective Time who shall be independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act).

5.1.6         Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by the Company, in no event shall there be less than four (4) members of the Company Board that would qualify as “independent directors” under the listing rules of NYSE (or any applicable exchange on which the Company’s securities may be listed) immediately after the Effective Time.

5.1.7         Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company shall designate each director that will serve on the compensation committee, the audit committee and the nominating committee of the Post-Closing Company Board immediately after the Effective Time, subject to applicable listing rules of NYSE and applicable Federal Securities Laws.

6.              Miscellaneous.

6.1            Effectiveness; Termination of Previous Agreement. This Agreement shall become effective as of the Closing and prior thereto shall be of no force or effect. If the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and be of no force or effect.

6.2            Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

6.3            Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved solely and exclusively in the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.4            Successors and Assigns; Assignment. Except as otherwise expressly limited herein (including Section 4.1), the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Except as expressly permitted under Section 2.11 above, none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of (a) assignments and transfers between the Major Shareholders, as the case may be, and (b) assignments and transfers from a Shareholder to any other entity which controls, is controlled by, or is under common control with, such Shareholder, and as to any Shareholder which is a partnership, assignments and transfers to its partners and to affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner (collectively “Permitted Transferees”). Notwithstanding the foregoing, (a) any Permitted Transferee shall, in connection with their purchase of Shares, execute a Joinder Agreement to be entered into between the Company and such Permitted Transferee at the time of the applicable transfer, pursuant to which such Permitted Transferee shall be deemed to be a party to this Agreement, and (b) any other person owning or acquiring Registrable Securities of the Company may, at the Company’s request, execute a Joinder Agreement with the Company, pursuant to which such person shall be deemed to be a party to this Agreement. Unless otherwise noted in the applicable Joinder Agreement, each Permitted Transferee shall be deemed a Holder.

6.5            Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede all prior agreement and understanding, both oral and written between parties with respect to the subject matter of this Agreement,. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of the Company and the Major Shareholders holding a majority of the Registrable Securities.

6.6            Termination. This Agreement will automatically terminate upon the earlier to occur of (i) any acquisition of the Company, including by way of merger or consolidation, after the Business Combination, or (ii) the date as of which there shall be no Registrable Securities outstanding.

6.7            Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be mailed by registered mail, postage prepaid, or otherwise delivered by electronic mail, hand or by messenger, addressed to such party’s address as set forth in the shareholders register maintained by the Company or at such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 6.7 shall be effective (i) if mailed, seven (7) Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via email, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-Business Day, on the first Business Day following transmission and electronic confirmation of receipt.

6.8            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.9            Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

6.10          Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign), each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law.

6.11          Aggregation of Shares. All Shares held by affiliated entities or persons (and for the avoidance of doubt, the Shares held by each of the entities set forth on 0 which are grouped under a titled group) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12          No Third Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement (including the documents and instruments referred to herein) is not intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities hereunder.

6.13          Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have signed this Investors Rights Agreement as the date first hereinabove set forth.

SELINA HOLDING COMPANY, UK SOCIETAS

By:
Name:
Title:

[Signature Pages Continue]

Shareholders:

[●]

By:

Name:

Title:

Address:

[●]

By:

Name:

Title:

Address:

[●]

By:

Name:

Title:

Address:

[●]

By:

Name:

Title:

Address:

BOA Acquisition Corp.

By:

Name:

Title:	Authorized Signatory

Address:	[●]

Bet on America LLC

By:

Name:

Title:	Authorized Signatory

Address:	[●]

Major Shareholders

Exhibit A

Form of Joinder Agreement

[Date]

Reference is hereby made to the Investors’ Rights Agreement, dated [____], 2021 (the “IRA”), by and between Selina Holding Company, UK Societas, (the “Company”), and the Shareholders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the IRA.

Each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the IRA as if it were an original signatory thereto and hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a party thereto as the case may be, under the IRA. All references in the IRA to the “Shareholders”, “Holders” or “Major Shareholders”, as the case may be, shall hereafter include each of the undersigned and their respective successors, as applicable.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company, the Shareholders or any undersigned party may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Joinder Agreement shall be resolved solely and exclusively in the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS JOINDER AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date herein above set forth.

The Company:

Selina Holding Company, UK Societas

By:	By:	[ ]
Title:	Title:	[ ]
Address

[Permitted Transferees]:

[ ]

By:

Exhibit B

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

As of _________, ____

[Insert Name of Transfer Agent]

[Address]

[Address]

Attn: _________________

Ladies and Gentlemen:

Reference is made to that certain Investors’ Rights Agreement, dated as of _____________, ___ (the “Agreement”), by and among Selina Holding Company, UK Societas (the “Company”), and the shareholders named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue certificates representing shares of Common Stock upon transfer or resale of the Shares (as defined in the Agreement).

You acknowledge and agree that so long as you have received written confirmation from the Company’s legal counsel that either (1) the Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or (2) the Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions within two (2) trading days of your receipt of a notice of transfer or Shares, you shall issue the certificates representing the Shares registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

SELINA HOLDING COMPANY, UK SOCIETAS.

By:
Name:
Title:

Acknowledged and Agreed:

[INSERT NAME OF TRANSFER AGENT]

By:
Name:
Title:

Date: _________________, ______